  Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 8th day of February, 2021 (the "Effective Date"), is entered into by and between ALSET EHOME INTERNATIONAL INC. (“AEI”), HENGFAI BUSINESS DEVELOPMENT PTE. LTD. (the "Company") and CHAN HENG FAI (the "Executive").

1.
Term of Employment. The Company agrees to employ Executive, and Executive agrees to work for the Company, upon the terms set forth in this Agreement, for period commencing on January 1, 2021 and ending on December 31, 2025 (the "Term"). This Agreement shall terminate in accordance with the provisions of Section 4, below.

2.
Title; Capacity. The Company will employ Executive, and Executive agrees to work for the Company, as its Chief Executive Officer to perform the duties and responsibilities inherent in such position and such other duties and responsibilities consistent with such position (including travel, as required) as the Company's Chief Executive Officer and Company's Board of Directors (the "Board") shall from time to time assign to him. Executive shall report directly to the Board and shall be subject to the supervision of and shall have such authority as is delegated to him by, the Board, which authority shall be sufficient to perform his duties hereunder.

3.
Compensation, Benefits and Equity.

3.1
Salary. The Company shall pay Executive a monthly base salary of $1.00 less applicable payroll withholding, which shall be payable in accordance with the Company's customary payroll practices (the "Base Salary").

3.2
Growth Bonus. The Executive is eligible for a performance bonus based upon the annual market capitalization growth of AEI (the "Growth Bonus"). The Growth Bonus will be equal to 5% of the Market Capitalization Growth (as such term is defined in Section 3.4(a) hereof). The calculation, administration and payment of the Growth Bonus will be determined on an annual basis and will be payable annually. The calculation of Growth Bonus shall be made within seven (7) days after AEI’s fiscal year end; the Executive shall then make an election of cash, stock or a combination as to the payment method of Growth Bonus within thirty (30) days; and after the election of the payment method, the Growth Bonus shall be paid to the Executive within fourteen (14) days. The first calculation will be done based on the fiscal year ending December 31, 2021 in comparison with the fiscal year ending December 31, 2020.

3.3
NAV Bonus. The Executive is also eligible for a performance bonus based upon the annual net asset value change of AEI (the “NAV Bonus”). The NAV Bonus will be equal to 5% of the Net Asset Value Change. The calculation, administration and payment of the NAV Bonus will be determined on an annual basis and will be payable annually. The calculation of NAV Bonus shall be paid within seven (7) days after publication of AEI’s audited annual consolidated financial statements; the Executive shall then make an election of cash, stock or a combination as to the payment method of NAV Bonus within fourteen (14) days; and the NAV Bonus shall be paid to the Executive within thirty (30) days from the election of the payment method. The first calculation will be done based on the fiscal year ending December 31, 2021 in comparison with the fiscal year ending December 31, 2020.

3.4
Definitions.

(a)
Performance Bonus. "Performance Bonus" shall mean both the Growth Bonus and NAV Bonus.

(b)
Market Capitalization Growth. "Market Capitalization Growth" shall mean the increase in the fiscal year over year value of AEI's Market Cap. AEI’s "Market Cap" is equal to the product of (a) the total number of outstanding shares as of December 31, as reported by AEI's transfer agent, and (b) the 10-day volume weighted average price ("VWAP") of AEI common stock on the Principal Trading Market prior to December 31st of each year, as reported by the Principal Trading Market or other reliable source as to the Company and Executive mutually agree. However, the Growth Bonus shall be deemed zero for the purposes of this calculation if the Market Capitalization Growth is less than 0%.

For the sake of clarity in Growth Bonus calculation and for example only,

 If AEI's Market Cap was, as of:

Period 1: December 31, 2021 $50,000,000 ($1.00 10-day VWAP with
50,000,000 shares outstanding)

Period 2: December 31, 2022 = $100,000,000 ($2.00 10-day VWAP with

50,000,000 shares outstanding)

Calculation:

                 (Period 2 minus Period 1) x .05, or ($100,000,000 - $50,000,000)) x.05

$2,500,000.

Therefore, total bonus associated with Market Capitalization Growth = $2,500,000

(c)
Net Asset Value Change. "Net Asset Value Change" shall mean the increase in year over year value of AEI's NAV calculated on December 31st of each year in accordance with generally accepted accounting principles, or GAAP. AEI's "NAV" is equal to AEI's total assets minus total liabilities determined in accordance with GAAP. However, the NAV Bonus shall be deemed zero for the purposes of this calculation if the Net Asset Value Change is less than 0%.

For the sake of clarity in the bonus calculation and for example only,

If the net asset value of AEI totaled, as of:

Period 1: December 31, 2021 = $3,000,000
Period 2: December 31, 2022 = $3,600,000

Calculation:

●
(Period 2 minus Period 1) x .05, or ($3,600,000 - $3,000,000) x.05

$30,000.

Therefore, total bonus associated with Net Asset Value Change = $30,000.

(d)
Principal Trading Market. "Principal Trading Market" shall mean the national securities exchange or other trading market on which AEI common stock is primarily listed on and quoted for trading, which, as of the date hereof, shall be the NASDAQ.

3.5
Performance Bonus Payment Option. The Executive shall have the option to be paid his annual Performance Bonus, if any, in either cash or in shares of the common stock of AEI having equivalent value.

If the Executive elects to have the Performance Bonuses paid in AEI common stock, the Executive must make the request in writing to AEI's Board. The conversion rate from cash to AEI stock shall be the Principal Trading Market 10-day VWAP for the AEI stock immediately before the date the Executive makes the written request to elect payment in stock. Further, the Executive can elect to have the payment of the AEI common stock paid to him monthly or quarterly after the calculation and election of the payment method as set forth in Sections 3.2 and 3.3. Such payment can be made by physical AEI stock certificate or by electronic deposit to his designated stock brokerage account.

If this Employment Agreement, as amended, is terminated prior to the end of its term pursuant to Section 5, the termination date (the "Early Termination Date") of this Employment Agreement shall be used for the purposes of calculating both types of the Performance Bonus and the value of each type of Performance Bonus will be calculated based on the Market Capitalization Growth or the Net Asset Value Change, as applicable, from the most recent fiscal year end to the Early Termination Date of this Agreement.

3.6
Benefits. Executive shall be entitled to participate in all benefit programs and allowances that the Company establishes and makes available to its executive employees, including eligibility for all company benefit plans, including but not limited to, health care coverage, profit sharing, car allowance, cell phone and data usage payment or reimbursement, home and office internet and computer supply equipment. The Executive understands that, except when prohibited by applicable law, the Company's benefit plans, and fringe benefits may be amended by the Company from time to time in its sole discretion.

The Executive shall be entitled to four (4) weeks of paid vacation time per year during the terms of this Agreement commencing immediately with the execution of this Agreement. All other terms of the Executive's vacation shall be subject to the Company's vacation policy, as it exists or is subsequently modified.

3.7
Expenses. The Company shall reimburse Executive for reasonable travel, entertainment, mileage, and other business expenses incurred by Executive in the performance of his duties hereunder in accordance with the Company's general policies, as amended from time to time.

4.
Termination of Agreement. Upon the expiration of the original Term of this Agreement or any renewal term of this Employment Agreement, the Executive's employment shall be automatically renewed for a one (1) year period unless, at least sixty (60) days prior to the scheduled termination date, either party gives the other party written notice of its intent not to continue the employment relationship. During any renewal term of employment, the terms, conditions, and provisions set forth in this Agreement shall remain in effect unless modified in accordance with section 9, except the dates of bonuses shall be modified to reflect the extension period.

5.
Termination of Executive's Employment

a)
By the Company. The Company may terminate the Executive's employment at any time, with or without "Cause," upon written notice by the Company to the Executive, and the Executive's employment will terminate on the day specified in such notice. For the purposes of this Agreement, "Cause" means: (i) the Executive's conviction of (or Executive pleads nolo contendere to) a felony or misdemeanor involving dishonesty, fraud, breach of trust, moral turpitude, or a crime leading to incarceration of more than sixty (60) days; (ii) the Executive's material breach of this Agreement; (iii) Executive's continued failure in any material respects with the performance of his/her employment duties for more than 10 business days (other than due to illness, disability, and vacation) after having received written notice specifying the nature of the failure; (iv) commission by the Executive of any act of fraud, dishonesty, or embezzlement against the Company, any of its subsidiaries, or any of its customers; (v) the Executive reporting to work while impaired under the influence of alcohol or drugs, or the Executive's use or distribution of illegal narcotics; (vi) the Executive's commission of any illegal act of violence against an employee, customer, or vendor of the Company; (vii) willful disregard of any reasonable instruction of the Board relating to a material matter of the Company; and (viii) Executive's violation of any material law, statue, or regulation relating to the Company's business.

b)
By the Executive. The Executive may terminate his employment with the Company at any time with or without "Good Reason" upon written notice by the Executive to the Company, and the Executive's employment will terminate on the date specified in the notice. "Good Reason" means: (i) a material reduction in the Executive's compensation or benefits; (ii) a material breach by the Company of this Agreement; or (iii) a material reduction or material change in the Executive's original duties, responsibilities or authority

c)
Death. Executive's employment with the Company shall be terminated immediately upon death of the Executive.

d)
Disability of Executive. This Agreement may be terminated immediately upon the disability of the Executive. For purposes of this Agreement, "Disability" shall mean if Executive has a mental or physical condition that prevents Executive from carrying out the essential duties of his/her employment position for a period greater than 3 months, notwithstanding Company's reasonable accommodations (to the extent required by law.)

e)
Mutual Agreement of Parties. Upon the mutual agreement of the parties, this Agreement will terminate.

f)
Effects of Termination. In the event that Executive's employment is terminated by the Company without "Cause" or by similar premise, or by the Executive for "Good Reason", then the Executive shall be entitled to payment for: (i) unpaid Base Salary, prorated to the date of termination or resignation; (ii) accrued and unused vacation pay, (iii) any benefits accruing to Executive under the terms and conditions of any then-existing employee benefit plan; (iv) twelve (12) months of prorated annual Base Salary; (v) twelve (12) months of paid health insurance benefits, (vi) reimbursement of expenses incurred prior to termination in accordance with Section 3.6.; and (vii) benefits as required by law.

g)
Termination "For Cause" or due to the Executive's resignation "Without Good Reason". In the event of the Executive's employment is terminated: (i) by the Company for "Cause", or (ii) if the Executive resigns without "Good Reason", then the Executive shall be entitled to payment for: (i) unpaid Base Salary, prorated to the date of termination or resignation; (ii) accrued and unused vacation pay, (iii) any benefits accruing to Executive under the terms and conditions of any then existing employee benefit plan; (iv) reimbursement of expenses incurred prior to termination in accordance with Section 3.6.; and (vii) benefits as required by law.

h)
Termination "Without Cause" or due to the Executive's Death, Disability, or resignation for Good Reason". In the event that Company terminates Executive's employment prior to expiration of the Term without "Cause", or due to the Executive's Death, Disability, or resignation for "Good Reason", then Executive shall be entitled to any earned and unvested portion of his equity grant pursuant to Section 3.5 and 3.6, and to any remaining compensation he would have been entitled to receive had he remained until expiration of the Term of this Agreement.

6.
Nondisclosure and Proprietary Information.

6.1
Proprietary Information.

(a)
Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, designs, drawings, slogans, tests, logos, ideas, practices, projects, developments, plans, research data, financial data, personnel data, computer programs, and customer and supplier data, or other materials or information relating to the Company's business and activities and the manner in which the Company does business. Executive will not disclose any Proprietary Information to others outside the Company except in the performance of his duties or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge or generally known within the industry without fault by Executive, or unless otherwise required by law.

(b)
Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, electronic or other material containing Proprietary Information, whether created by Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by Executive only in the performance of his duties for the Company.

(c)
 Executive agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of subsidiaries and joint ventures of the Company, customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to Executive in the course of the Company's business.

(d)
 Nothing in this Agreement prohibits Executive from reporting possible violations of federal law or regulation to any governmental agency or enforcement entity, or from making other disclosures that are protected under applicable whistleblower provisions of federal law and regulation.

6.2
Other Agreements. Executive represents that his performance of all the terms of this Agreement as an employee of the Company does not and will not breach any (i) agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company or (ii) agreement to refrain from competing, directly or indirectly, with the business of any previous employer or any other party. Executive represents that all information Executive provided to the Company regarding Executive's education, work background, experience and lack of post-employment restrictions are all true and accurate and the Company is entitled to rely on such representations.

6.3
Other Business Exception. The Company acknowledges that the Executive is also involved in the management of personal and family investments, banking and finance, and has multiple investments around the world, and is a board member and even Chairman of many publicly traded companies and non-publicly traded companies. It is expressly understood by the Company that that the Executive is allowed to continue to be involved in these activities. This Agreement shall not limit the Executive’s ability to receive compensation from other business for services rendered as an employee, officer, director or consultant, including but not limited to any compensation which may be paid by any entity affiliated with the Company.

7.
Indemnification. The Company hereby agrees to indemnify the Executive to the fullest extent permitted by applicable law for any and all sums owed by Executive in connection with any judgments rendered against Executive in connection with or as a result of Executive’s service as an officer of the Company, and any and all legal and related fees incurred in connection with the Executive’s defense. At the Executive’s request, the Company shall as promptly as possible acquire directors and officers insurance to include coverage for any and all activities related to the Executive’s service as an officer of the Company, in a manner and amount typical for companies of the size and activity of the Company. The amounts and type of such coverage shall be reviewed and updated from time to time, and no less frequently than annually.

8.
Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon (a) the date of receipt, if sent by personal delivery (including delivery by reputable overnight courier), or (b) the date of receipt or refusal, if posted in Singapore, by registered or certified mail, postage prepaid and return receipt requested, or (c) the date of receipt if sent by e-mail PDF or facsimile transmission to the e-mail address or facsimile number of record of Executive or the Company, or at such other place as may from time to time be designated by either party in writing.

9.
Entire Agreement. This Agreement, and those documents referenced herein, constitute the entire agreement between the parties and supersede all prior agreements and understandings, including prior employment agreements, whether written or oral relating to the subject matter of this Agreement. Signatures affixed to this Agreement may be delivered in e-mail PDF form and any such signatures shall be deemed original signatures for purposes of the validity and enforceability of this Agreement.

10.
Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and Executive.

11.
Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of Singapore, applied without giving effect to any conflicts of-law principles. Any action or proceeding relating to this Agreement or Executive's employment shall be in Singapore.

12.
Assumption by Successors. Any successor of the Company shall succeed to all of the Company's duties, obligations, rights and benefits hereunder. The obligations of Executive are personal and shall not be assigned by him.

13.
No Waiver. No delay or omission by a party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

14.
Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

15.
Survival. Upon the termination of the Term and any termination of this Agreement, the obligations of the parties under Sections 5, 6 and 7 shall survive and continue in effect in accordance with their terms.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement effective on the date and year first above written.

Signed by:

/s/ Chan Heng Fai
CHAN HENG FAI (Executive)

ALSET EHOME INTERNATIONAL INC.

By: /s/ Wu Wai Leung William

Title: Wu Wai Leung William, Chairman of Compensation Committee

Date: 8 Feb 2021

HENGFAI BUSINESS DEVELOPMENT PTE. LTD

By: Chan Heng Fai

Title: Chan Heng Fai, Chief Executive Officer

Date: 8 Feb 2021